Exhibit 21.1


                             Flotek Industries, Inc.
                              List of Subsidiaries



         Chemical & Equipment Specialties, Inc.
         Oklahoma Corporation


         Esses, Inc.
         Oklahoma Corporation


         Plainsman Technology, Inc.
         Oklahoma Corporation


         Equipment Specialties, Inc.
         Oklahoma Corporation


         Material Translogistics, Inc.
         Texas Corporation


         Padko International, Inc.
         Oklahoma Corporation


         Petrovalve International, Inc.
         Alberta Corporation


         Petrovalve, Inc.
         Delaware Corporation


         USA Petrovalve, Inc.
         Texas Corporation


         Turbeco, Inc.
         Texas Corporation


         Trinity Tool, Inc.
         Texas Corporation


         Petrovalve Int'l (Barbados), Inc.
         Barbados Corporation